CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT CENTURY GAMING, INC. JUNE 30, 2021 AND 2020

CENTURY GAMING, INC. TABLE OF CONTENTS AUDITED FINANCIAL STATEMENTS Page Independent auditors' report ...1 - 2 Consolidated balance sheets ...3 Consolidated statements of income and retained (deficit) ...4 Consolidated statements of cash flows ...5 Notes to consolidated financial statements ...6 - 18 SUPPLEMENTARY INFORMATION Consolidating balance sheets ...19 - 20 Consolidating statements of income and retained (deficit) ...21 - 22 Consolidating statements of cash flows ...23 - 24

INDEPENDENT AUDITORS' REPORT To the Shareholders Century Gaming, Inc. Billings, Montana We have audited the accompanying consolidated financial statements of Century Gaming, Inc. (a Montana C-Corporation) and subsidiaries, which comprise the consolidated balance sheets as of June 30, 2021 and 2020, and the related consolidated statements of income, retained (deficit), and cash flows for the years then ended, and the related notes to the financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors' Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Century Gaming, Inc. and subsidiaries as of June 30, 2021 and 2020, and results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. -1- 35 Three Mile Dr, Suite 101 / Kalispell, MT 59901 Of ce: (406) 755-3681 / Fax: (406) 755-6661 / jccscpa.com

Report on Consolidating Information Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information in Schedules I - III is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies, and it is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole. Junkermier, Clark, Campanella, Stevens, P.C. Kalispell, Montana October 13, 2021 -2-

CENTURY GAMING, INC. CONSOLIDATED BALANCE SHEETS JUNE 30, 2021 AND 2020 2021 2020 ASSETS Current Assets Cash and cash equivalents $ 33,806,516 $ 19,545,139 Accounts receivable, net of allowance for doubtful accounts of $97,337 and $117,744 6,126,020 6,223,489 Advances and notes receivable, current 614,237 610,125 Inventory 5,573,054 5,507,274 Prepaid expenses and other 2,511,459 2,753,031 Total Current Assets 48,631,286 34,639,058 Advances and notes receivable, net of allowance for doubtful accounts of $0 and $0, less current portion - 140,985 Property and equipment, net of accumulated depreciation of $62,568,379 and $59,027,743 18,320,001 19,406,030 Intangible assets, net of accumulated amortization of $75,226,058 and $72,746,401 8,585,188 10,635,164 Goodwill 14,680,693 14,680,693 Deferred taxes 2,385,416 3,647,430 TOTAL ASSETS $ 92,602,584 $ 83,149,360 LIABILITIES AND STOCKHOLDERS' (DEFICIT) Current Liabilities Accounts payable $ 4,995,085 $ 5,723,339 Accrued expenses 6,554,867 3,849,725 Current maturities of long-term debt 68,381,099 4,392,198 Total Current Liabilities 79,931,051 13,965,262 Deferred taxes 528,027 582,059 Long-term debt, less current portion 53,632,275 118,711,823 Total Liabilities 134,091,353 133,259,144 Stockholders' (Deficit) Common stock, no par value, 50,000 shares authorized, 2,325.64 and 2,110 shares issued and outstanding 2,651,094 2,651,094 Additional paid-in capital 4,323,071 4,323,071 Less: Treasury stock (550,000) (550,000) Accumulated (deficit) (47,912,934) (56,533,949) Total Stockholders' (Deficit) (41,488,769) (50,109,784) TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) $ 92,602,584 $ 83,149,360 See notes to financial statements -3-

CENTURY GAMING, INC. CONSOLIDATED STATEMENTS OF INCOME AND RETAINED (DEFICIT) YEARS ENDED JUNE 30, 2021 AND 2020 2021 2020 Revenue Net win from gaming devices $ 212,295,739 $ 159,573,248 Proprietary game fees 6,273,299 5,261,131 Sales 13,581,254 11,464,508 Other revenue 10,596,886 8,336,629 Total Revenue 242,747,178 184,635,516 Cost of Revenue Gaming device locations' rents and participation costs 159,700,762 119,630,268 Other gaming device route operation costs 20,571,071 15,806,473 Cost of goods sold 6,561,502 7,813,220 Selling, general and administrative 30,042,366 28,811,903 Depreciation and amortization 8,105,257 7,522,014 Total Costs and Expenses 224,980,958 179,583,878 Income from Operations 17,766,220 5,051,638 Other Income (Expense) Interest income 32,212 35,949 Interest expense (11,408,491) (11,651,726) Other income (expense) 3,439,606 (106,308) Tax benefit (expense) (1,208,532) 464,542 Total Other Expense (9,145,205) (11,257,543) Net Income (Loss) 8,621,015 (6,205,905) Retained (Deficit) Beginning of Period (56,533,949) (50,328,044) Retained (Deficit) End of Period $ (47,912,934) $ (56,533,949) See notes to financial statements -4-

CENTURY GAMING, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED JUNE 30, 2021 AND 2020 2021 2020 Cash Flows From Operating Activities Net income (loss) $ 8,621,015 $ (6,205,905) Adjustments to reconcile net income (loss) to net cash from operating activities: Depreciation and amortization 8,105,257 7,522,014 Provision for bad debt (20,407) (30,650) (Gain) loss on disposition of assets (38,606) 106,308 Debt forgiveness of Paycheck Protection Program loans (3,336,000) - Non-cash interest expense added to debt principal 5,790,946 2,061,813 Change in operating assets and liabilities: (Increase) decrease in: Accounts receivable (358,313) 994,858 Advances and notes receivable (4,112) (93,720) Inventory (65,780) 978,139 Prepaid expenses and other current assets 241,572 (256,353) Increase (decrease) in: Accounts payable (252,065) 989,932 Accrued expenses 2,705,142 (1,378,968) Deferred taxes 1,207,982 (464,692) Net Cash from Operating Activities 22,596,631 4,222,776 Cash Flows From Investing Activities Purchase of property and equipment and intangible assets (4,948,130) (5,317,417) Proceeds from the sale of assets 17,484 31,203 Net proceeds or repayment from gaming location owners 140,985 248,560 Net Cash from Investing Activities (4,789,661) (5,037,654) Cash Flows From Financing Activities Proceeds from notes payable 542,874 6,159,516 Payments on notes payable (4,088,467) (2,490,401) Net Cash from Financing Activities (3,545,593) 3,669,115 Change in Cash and Cash Equivalents 14,261,377 2,854,237 Cash and Cash Equivalents, Beginning of Year 19,545,139 16,690,902 Cash and Cash Equivalents, End of Year $ 33,806,516 $ 19,545,139 Supplemental Disclosures Cash paid for interest $ 6,293,575 $ 8,849,672 See notes to financial statements -5-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Nature of Operations Century Gaming, Inc. (“Century”) (dba Century Gaming Technologies), owns and operates gaming devices directly and through its wholly owned subsidiary, United Coin Machine Co., principally under revenue-sharing arrangements with bars, taverns and convenience stores located throughout Nevada and Montana ("route operations"). Route operations and gaming machine sales in Nevada, primarily in the Las Vegas area, are conducted by United Coin Machine Co. ("United Coin"). On May 21, 2017, Century purchased 100% ownership interest in Grand Vision Gaming, LLC ("GVG"). GVG is a gaming machine manufacturer and software developer licensed to sell games in various states. Century, United Coin, and GVG are collectively referred to herein as the "Company." Accounting Method The accrual basis of accounting is used for financial statement reporting purposes. Principles of Consolidation The consolidated financial statements include the accounts of Century and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation. Fiscal Year For the purposes of revenue in 2021, the Company’s fiscal year ended on the last Friday in July after June 30 and contains 52 weeks of activity. For purposes of revenue in 2020, the Company's fiscal year ended on the last Friday in July after June 30 and contains 53 weeks of activity. All other income and expense activity is recorded as of June 30, 2021 and 2020, respectively (“fiscal 2021 and 2020”). Estimates and Assumptions The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include the useful lives for depreciable and amortizable assets. Actual results could differ materially from those estimates. Recognition of Paycheck Protection Program Loan Funds In accordance with FASB ASC 470 Debt, the Company has accounted for funds received from the Paycheck Protection Program as a loan. As such, based on the guidance in FASB ASC 405-20 Liabilities - Extinguishments of Liabilities, the loan will remain a liability until either (1) it is wholly or partially forgiven and the debtor has been legally released, or (2) it is paid off. During the year ended June 30, 2021, the loans were forgiven in full in the amount of $3,336,000 and is included in other income (expense) on the statements of income and retained (deficit). Cash and Equivalents Highly liquid investments with original maturities of three months or less at the date of purchase are reported as cash equivalents. The Company maintains certain zero-balance bank accounts that allow nightly cash balances to be automatically swept from its operating account into highly liquid interest- bearing accounts that are included in cash equivalents. Cash and cash equivalents also includes cash held in the Company's vaults, ATM machines, and bill dispensers. At various times during the year, the Company maintained balances at a financial institution in excess of federally insured limits. The Company has not experienced any losses in such accounts. -6-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Accounts and Notes Receivable Accounts and notes receivable represent primarily amounts due from third party locations serviced by the Company and amounts due for machines, software and equipment sold by the Company. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. The Company generally does not charge interest on past due accounts receivable. Inventory Inventories consist of gaming machines, work in process, parts, and software. Inventories are stated at the lower of average cost and net realizable value (generally, estimated selling price). Labor and overhead associated with the assembly of gaming machines are included in selling, general and administrative expense and not allocated to inventory. Change in Accounting Policy for Inventory In fiscal year 2020, the Company changed its policy for accounting for iRewards inventory. In prior periods, parts used to repair and build new iRewards systems were included in inventory. However, effective in fiscal year 2020 for simplicity purposes of tracking inventory, the Company only includes parts that would go into building new iRewards systems in inventory. As such, an adjustment of $146,021 was made in fiscal year 2020 to implement this policy by expensing parts to be used for repair. Property and Equipment Property and equipment is stated at cost. Depreciation and amortization of leasehold improvements are computed using the straight-line method over the estimated useful lives of the assets (typically 5-7 years), which for leasehold improvements are limited to the terms of the leases. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, they are removed from the accounts with the resulting gain or (loss) recorded. Impairment of Long-Lived Assets In accordance with the provisions of ASC 360, Property, Plant, and Equipment, the Company evaluates the potential impairment of long-lived assets when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If it is determined that the carrying value of long-lived assets may not be recoverable based upon the relevant facts and circumstances, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the estimated undiscounted future cash flows is less than the carrying value of the asset the asset is written down to its fair value. No impairment of long-lived assets was recorded for the years ended June 30, 2021 and 2020, respectively. Intangible Assets Intangible assets are primarily location rights and are, in substance, revenue-sharing lease contract rights and consist of costs to acquire and operate Company-owned gaming devices at the respective locations. Amortization of these costs effectively represents additional rent expense to the Company. Gaming device location rights are stated at cost less accumulated amortization, determined using the straight-line method over the contractual lives of the revenue-sharing relationship, typically ranging from less than one to fifteen years. -7-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Intangible Assets (continued) Some contracts require fixed recurring periodic payments during the contract term to retain the location right ("Gaming Rights Fees" or "GRFs"). The estimated future aggregate amortization expense of intangible assets is illustrated at Note 7. In addition to the annual asset impairment analyses, management of the Company continually evaluates whether changing events and circumstances may warrant revisions to the remaining estimated useful lives of these rights. Goodwill The Company is required to assess goodwill for impairment annually, or more frequently if circumstances indicate impairment may have occurred. The Company performs its annual impairment assessment in the fourth quarter of each year. The Company uses a two-step process for determining whether goodwill is impaired. The first step is to compare the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit exceeds fair value, a second step is followed to calculate the goodwill impairment. The second step involves determining the fair value of the individual assets and liabilities of the reporting unit and calculating the implied fair value of goodwill. To determine fair value, the Company uses the comparable company approach which applies the valuation multiples of companies with similar characteristics to the Company’s earnings before interest, income taxes, depreciation and amortization. Revenues and Costs of Route Operations The Company has analyzed the provisions of FASB's ASC Topic 606, Revenue Contracts with Customers, and has concluded that no changes are necessary to conform with the standard. Revenue is derived from machine route operations and the sale of gaming machines, which are determined to be single performance obligations satisfied at a point in time; when goods and services are provided to the customer. Revenue is also derived from software license agreements, which is determined to be a single performance obligation satisfied over time for the term of the agreement in place that grants the licensor rights to utilize, modify and integrate the licensed software. The transfer of ownership, risk, and rewards results in revenue recognition. Revenues from route operations include primarily the net win from gaming devices, which is the difference between gaming wins and losses. The Company recognizes gaming revenues from gaming machine route operations, under both space leases and revenue-sharing arrangements, as the net win from gaming operations. Gaming revenues also include fees charged to route customers for the costs of the Company’s gaming management system, gaming device royalty fees, and player reward programs. Revenue-sharing and space lease payments to route locations are recorded as gaming expenses. The Company estimates and accrues its share of the cash that has not been collected from gaming machines at the end of the year but that is collected on regularly scheduled collection dates within one week after the end of the year. -8-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Gaming Taxes The Company is subject to taxes based on gross gaming revenue. These gaming taxes are recorded as an expense within the “Other gaming device route operation costs” line item in the accompanying consolidated statement of operations. These taxes totaled approximately $18,206,757 and $14,650,653 for the years ended June 30, 2021 and 2020, respectively. Indirect Expenses Certain indirect expenses such as advertising, utilities, repairs and maintenance, depreciation of property and equipment and amortization of intangibles are not allocated to route operating costs, but are included in selling, general and administrative expense. Advertising The Company expenses advertising as incurred. Advertising expenses for the years ended June 30, 2021 and 2020, were $202,634 and $156,144. Income Taxes The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured separately for each tax-paying entity in each tax jurisdiction, using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Uncertain tax positions are accounted for in accordance with an accounting standard which creates a single model to address uncertainty in income tax positions and prescribes the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. Under this standard, tax benefits from an uncertain position are recognized only if it is more likely than not that the position will be sustained upon examination by taxing authorities based on the technical merits of the issue. The amount recognized is the largest benefit that has greater than a 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties, if any, related to unrecognized tax positions in the Consolidated Statements of Operations. As of June 30, 2021, no uncertain tax positions were identified, and no interest or penalties were accrued. -9-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Fair Value Measurements In accordance with ASC 820, Fair Value Measurements, assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:  Level 1: Quoted market prices in active markets for identical assets or liabilities.  Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.  Level 3: Unobservable inputs that are not corroborated by market data. At June 30, 2021 and 2020, the Company did not have any assets or liabilities measured at fair value on a recurring basis in accordance with accounting principles generally accepted in the United States of America. Goodwill and long-lived assets are measured at fair value on a nonrecurring basis. Goodwill is considered a Level 3 asset under the fair value hierarchy. NOTE 2 -- CONCENTRATIONS Because the Company's route operations are concentrated primarily in Nevada and Montana, realization of its receivables and its future operations could be affected by adverse economic and legal conditions in those areas and the key feeder markets that they depend upon. Also State gaming laws in the various states GVG operates could impact future operations. Accounts, advances and notes receivable are periodically evaluated for collectibility, and allowances for doubtful collection are provided based primarily on customers' and other debtors' credit history and current financial condition, the results of past collection efforts, the Company's relationship with the customers and other debtors and current economic conditions in general. The Company has not established a fixed policy for when it charges off uncollectible customer accounts or other receivables or when to engage outside collection services and therefore, such decisions are made on a case-by-case basis. The maximum potential losses the Company would incur if a customer or other debtor failed to pay, without regard to any collateral recovery, would be limited to the carrying value of the receivable, after any related allowances provided, plus the net carrying value of any unrecovered Company-owned gaming equipment at the location and/or any recovery costs incurred. In addition, the Company's cash on deposit with financial institutions is typically in excess of federally insured limits. However, the extent of a future (loss), if any, to be sustained in the event of a failure of a bank or other financial institution cannot be reasonably estimated. NOTE 3 -- INVENTORY At June 30, inventory consisted of the following: 2021 2020 Gaming machines for sale - new $ 832,993 $ 1,122,970 Gaming machines for sale - used 420,811 15,742 Gaming machines - work in progress and machine assembly parts 1,840,157 2,262,844 Other inventory 2,479,093 2,105,718 Total $ 5,573,054 $ 5,507,274 -10-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 4 -- ADVANCES AND NOTES RECEIVABLE, NET From time to time, the Company makes loans to participating location owners for build-outs, tenant improvements, working capital needs and initial operating expenses or sells machines over a period of time. These loans are generally secured by the location owners' assets and the personal guarantees of the owners. While some loans are short-term, others mature at various dates through June 2022, bear interest at rates up to 6 percent and are expected to be repaid over the terms of the related location participation or space lease agreements. Also included in the advances and notes receivable balance are shareholder receivables totaling $150,000 as described in Note 9. Scheduled maturities of advances and notes receivable, net of an allowance for doubtful accounts, are as follows: Fiscal years 2021 2020 2022 $ 614,237 $ 610,125 2023 - 140,985 614,237 751,110 Less: Current portion (614,237) (610,125) Total $ - $ 140,985 NOTE 5 -- PROPERTY AND EQUIPMENT At June 30, property and equipment consisted of the following: 2021 2020 Gaming equipment $ 63,457,817 $ 61,635,202 Non-gaming equipment 8,858,169 8,689,152 Land and improvements 363,438 363,438 Building and improvements 969,952 969,952 Leasehold improvements 2,753,012 2,738,488 Vehicles 1,440,801 1,463,800 Furniture and fixtures 3,045,191 2,573,741 80,888,380 78,433,773 Less: Accumulated depreciation (62,568,379) (59,027,743) Total $ 18,320,001 $ 19,406,030 -11-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 6 -- GOODWILL Changes in the carrying amount of goodwill for the year ended June 30, are as follows: 2021 2020 Balance, end of year $ 14,680,693 $ 14,680,693 Accumulated impairment (losses) are $2,068,158 at June 30, 2021 and 2020. NOTE 7 -- INTANGIBLE ASSETS At June 30, intangible assets consisted of the following: 2021 2020 Location rights $ 77,184,518 $ 76,971,657 Debt issuance costs 4,117,472 4,117,472 Other intangibles 2,509,256 2,292,436 83,811,246 83,381,565 Accumulated amortization - location rights (70,091,117) (68,620,478) Accumulated amortization - debt issuance costs (3,232,605) (2,570,667) Accumulated amortization - other intangibles (1,902,336) (1,555,256) Total $ 8,585,188 $ 10,635,164 The estimated future aggregate amortization expense for the next five years is as follows: 2022 $ 2,512,328 2023 1,825,721 2024 1,325,490 2025 859,077 2026 706,270 Thereafter 1,356,302 Total $ 8,585,188 -12-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 8 -- LONG-TERM DEBT At June 30, long-term debt consisted of the following: 2021 2020 Notes payable to Monroe capital management advisors - term loans bear variable interest libor plus 7%, with interest due monthly, quarterly installments of principal due of $453,125, with all outstanding amounts due December 2021. $ 64,628,125 $ 67,346,875 Notes payable to Monroe capital management advisors - revolver loans bear variable interest libor plus 7%, with interest due monthly and all outstanding amounts due December 2021. 3,000,000 3,000,000 Note payable to Prudential Capital Partners, term loans bear interest at 11-12% (including 6% payment-in-kind), with interest due quarterly with all outstanding amounts due May 2023. 53,186,902 47,395,956 Notes payable to U.S. Small Business Administration via Stockman Bank forgiven in full in the year ended June 30, 2021. - 3,336,000 Note payable to Ford Credit, secured by a 2019 Ford truck, payable in 72 monthly installments of $1,197 with interest at 7.25%, due June 2025. 49,745 60,097 Note payable to Ford Credit, secured by a 2015 Ford truck, payable in 60 monthly installments of $962 with interest at 4.99%, due October 2020. - 1,911 Note payable to Ford Credit, secured by a 2015 Ford truck, payable in 60 monthly installments of $1,093 with interest at 4.99%, due October 2020. - 2,167 Note payable to Ford Credit, secured by a 2019 Ford SUV, payable in 60 monthly installments of $685 with interest at 0%, due September 2025. 26,710 34,928 Note payable to Nissan Motor Acceptance Corp, secured by a 2012 Nissan car, payable in 60 monthly installments of $320 with interest at 4.86%, due August 2020. - 640 Note payable to Ford Credit, secured by a 2017 Ford truck, payable in 60 monthly installments of $1,071 with interest at 6.84%, due September 2022. 15,340 26,716 Note payable to Wells Fargo Dealer Services, secured by a 2016 Chevy Truck, payable in 36 monthly installments of $1,056 with interest at 5.49%, due October 2020. - 4,176 Notes payable to IGT, secured by machines, payable in 24 monthly installments of $44,153 and $18,873 with interest at 0%, due October 2019 and December 2020. - 169,858 Note payable to IGT, secured by machines, payable in 36 monthly installments of $45,470 with interest at 0% for 1 year and 6.2% for the remainder, due January 2024. 832,478 1,342,149 Note payable to IGT, secured by machines, payable in 12 monthly installments of $17,744 with interest at 0%, due June 2021. - 212,925 Note payable to Rebel Slots, payable in 12 monthly installments of $32,182 with interest at 0%, due December 2021. 160,912 - Note payable to Dell, secured by equipment, payable in 36 monthly installments of $4,352 with interest at 0%, due August 2023. 113,162 - Litigation settlement (Note 11) - 169,623 122,013,374 123,104,021 Less: Current portion (68,381,099) (4,392,198) Total $ 53,632,275 $ 118,711,823 -13-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 8 -- LONG-TERM DEBT (CONTINUED) The Company’s assets including, property and equipment are pledged as collateral on the Company’s senior and subordinated debt. The Company defers payment of a portion of interest expense on the junior subordinated debt instrument. As a result, $5,315,397 for fiscal 2021 and $1,015,721 for fiscal 2020 has been treated as "Paid-in-Kind" or "PIK," which means the interest expense has been accrued and added to the outstanding principal amounts of the related debt balances to be repaid along with all outstanding principal on the respective maturity dates. During fiscal year 2017, the Company refinanced its debt agreements. The senior and subordinated debt agreements require the Company to maintain compliance with certain financial covenants and also contain other restrictive, non-financial covenants that limit the Company's ability to obtain additional financing, make capital expenditures and distributions to affiliates. Due to COVID-19, amendments were made to the Company's senior and subordinated debt agreements allowing the Company to obtain Paycheck Protection Program loans as well as defer scheduled principal and interest payments. Interest payments on the Monroe term loan and revolver for March through May 2020 were paid 50% in cash with the remaining 50% to be paid in four equal quarterly installments beginning March 2021. No principal payments were required to be paid on the Monroe Term loan in March and June 2020 to be paid in four equal installments beginning in March 2021. These deferred interest and principal payments were paid in full prior to June 30, 2021. Interest payments on the Prudential loans are deferred until the earlier of December 31, 2021 or when Monroe has been repaid its rescheduled interest and at least $1,359,375 in principal payments. The deferred interest payments were added to the principal portion of the loans. As such, $475,549 and $1,046,092 in interest was added to the principal portion of the debt as of June 30, 2021 and 2020, respectively. Maturities of long-term debt are as follows: 2022 $ 68,381,099 2023 53,586,630 2024 29,774 2025 15,871 Total $122,013,374 NOTE 9 -- RELATED PARTY TRANSACTIONS In 2019, the Company loaned $150,000 and $180,000 to two shareholders to pay personal tax payments due to changes in tax laws. Both loans are non-interest bearing and have annual payments of $75,000 and $60,000 beginning on April 30, 2020, with maturity dates of April 30, 2021 and April 30, 2022, respectively. As of June 30, 2021, the $180,000 loan has been paid in full. The Company leased a building from a shareholder at a rate of $3,000 per month. The total rent paid per year to the shareholder for the fiscal years ended June 30, 2021 and 2020 was $36,000. The lease expires June 2023. Four casinos that the Company has revenue-sharing arrangements with are partially owned by shareholders of the Company. Revenue earned by the Company from these casinos totaled $306,999 and $188,604 for the fiscal years ended June 30, 2021 and 2020. Total receivables from these casinos totaled $53,175 and $58,746 for the fiscal years ended June 30, 2021 and 2020, respectively. -14-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 10 -- INCOME TAXES As of June 30, tax expense and deferred tax assets and deferred tax liabilities consist of the following: 2021 2020 Current tax expense Federal and state tax expense $ 550 $ 150 Deferred federal and state tax expense (benefit) 1,207,982 (464,692) Total tax expense $ 1,208,532 $ (464,542) Deferred tax assets - Non-current: Allowance for doubtful accounts $ - $ 27,594 Depreciation and amortization 354,031 747,895 Net operating loss 1,219,693 2,133,977 Interest limitation 2,487,794 2,216,749 Other 283,665 155,904 4,345,183 5,282,119 Valuation allowance (2,487,794) (2,216,748) Net total deferred tax assets $ 1,857,389 $ 3,065,371 In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax-planning strategies in making this assessment. Management believes that it is more likely than not that the Company will not realize the benefits related to the deferred tax asset for federal interest limitation as of June 30, 2021. NOTE 11 -- COMMITMENTS, CONTINGENCIES, UNCERTAINTIES AND RISKS Legal Matters In 2010, the Company began disputing certain provisions of two land leases in downtown Las Vegas, Nevada and, ceased making rental payments as of that date. As a result, the Company was sued separately by each lessor and each case was settled during 2011. The settlement agreements terminated all obligations under the land leases and substituted obligations of the Company totaling $5.5 million (the Settlements), payable in monthly installments over the next 7-10 years. At June 24, 2011, the Settlements were recorded at estimated net present value of approximately $3.2 million, determined using the Company's senior borrowing rate of 12.26 percent. The Company is also involved in other legal matters arising in the normal course of business. While any proceeding or litigation has an element of uncertainty, management believes that the final outcome of these matters will not likely have any material adverse effect upon the Company's future financial position, results of operations, or cash flows. Since management is currently not able to reasonably estimate the probable minimum (losses), if any, related to these matters, no provision for (loss) has been recorded in connection therewith. -15-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 11 -- COMMITMENTS, CONTINGENCIES, UNCERTAINTIES AND RISKS (CONTINUED) Lease Commitments The Company has operating lease commitments for route locations, office space, and land and buildings in Nevada, Montana, and West Virginia. However, the majority of participation lease arrangements provide only for contingent rentals without fixed minimum payments, although certain arrangements require additional fixed GRF payments which are, in substance, fixed minimum rents. As of the most recent balance sheet date presented, aggregate future minimum lease payments (including fixed location GRF payments) for all operating leases with an initial or remaining term in excess of one year are as follows: Lease payments 2022 $ 15,351,989 2023 13,670,457 2024 13,195,840 2025 11,997,814 2026 9,574,500 Thereafter 695,463 $ 64,486,063 Employee Benefit Plan The Company maintains a defined contribution plan, qualified under IRS regulation 401(k). Participation in the plan is available to all full-time employees after one year of service. The Company is required to make contributions to the plan based on a percentage of contributions of eligible employees. The Company matches 100% of the participant's contributions for the first 3%, and 50% of participant's contribution up to a total matching contribution of 4% of compensation. For the year ended June 30, 2021 and 2020, total Company contributions and related expenses were $412,609 and $367,160. Accrued Paid Time Off Employees of the Company earn paid time off depending on length of service and other factors. Paid time off is eligible for buy back by the Company in June and December. Accordingly, the Company has made an accrual for paid time off that employees have earned but not taken or chosen to sell back. For the years ended June 30, 2021 and 2020, accrued paid time off was $624,977 and $605,067, respectively. -16-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 11 -- COMMITMENTS, CONTINGENCIES, UNCERTAINTIES AND RISKS (CONTINUED) Gaming Regulations The Company’s operations are subject to the licensing and regulatory requirements of the Montana Gambling Control Division, the Department of Justice, the Nevada State Gaming Control Board, the Nevada Gaming Commission and the various states it is licensed to sell gaming machines through GVG. The Company’s gaming licenses are subject to certain conditions and periodic renewal. Management believes that the conditions will continue to be satisfied and that subsequent license renewals will be granted. Game License Purchase Agreements In March 2019, the Company made two minimum purchase agreements with Aristocrat for gaming machine licenses. The first agreement is for 4,000 game licenses for a total purchase price of $3,000,000 with four payments of $500,000 due quarterly until December 31, 2019 and the remaining $1,000,000 to be paid in five monthly payments beginning in May 2020 and ending September 2020. The second agreement is for 800 game licenses for a total purchase price of $200,000 with five payments of $40,000 due quarterly until March 31, 2020. Accounts payable is booked accordingly for each license as they are used in gaming machines. Payments in accordance with above agreements are then applied to the accounts payable balance or prepaid expenses respectively. Pending Sale of Company In March 2021, an agreement was entered into to sell the Company to Accel Entertainment, Inc. The sale is expected to be completed within the first half of calendar year 2022 once gaming approvals from various gaming authorities have been received. NOTE 12 -- DEBT RESTRUCTURING The Company underwent a financial restructuring May 21, 2017, in order to meet its obligations, repay indebtedness, to acquire 100% ownership interest in Grand Vision Gaming, LLC, and to improve cash flows. The financial restructuring plans included the repayment of prior senior debt and restructuring subordinated indebtedness through an exchange offer for existing convertible subordinated debt, and a new credit agreement with the Company’s subordinated bank lenders. The financial restructuring was completed as follows:  $59,500,000 of promissory notes payable (Senior debt) term loans with a variable rate of LIBOR + 7%, due 2021.  $29,000,000 of promissory notes payable (Junior debt) term loans with an interest rate of 12%, along with unexercised stock warrants, due 2023.  $14,500,000 of promissory notes payable (Junior debt) term loans with an interest rate of 11% (5% cash, 6% payment-in-kind (PIK)), along with unexercised stock warrants, due 2023.  $86,971,223 of prior senior debt was paid off with the above proceeds.  $5,000,000 of debt as revolving credit loans with a variable rate of LIBOR + 7%, due 2021.  Stock options were issued to existing owners. -17-

CENTURY GAMING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2021 AND 2020 NOTE 12 -- DEBT RESTRUCTURING (CONTINUED)  No financial value has been assigned to the unexercised stock warrants or options within the financial statements. Total unexercised warrants outstanding held by current and prior lenders, if exercised, would represent approximately 75% ownership of the Company. The exercise price is $0.01 per share. The terms of the Company’s credit agreement require, among other things, compliance with certain financial ratios, including a leverage debt ratios, fixed charge coverage ratios, and minimum EBITDA goals, on a quarterly basis. A breach of any of the terms and conditions of the amended credit agreement could result in acceleration of the Company’s indebtedness, in which case the debt would become immediately due and payable. Although no assurances could be given, the Company expected that it would be in compliance throughout the term of the amended credit agreement with respect to the financial and other covenants, including those regarding leverage ratio, fixed charge coverage ratios, and EBITDA goals. The Company also believed that cash generated from operations would be sufficient to satisfy its currently budgeted capital expenditure and debt service requirements through fiscal 2022 and that no additional funding would be necessary. See the long-term debt schedule at Note 8 for the current year balances. NOTE 13 -- SUBSEQUENT EVENTS Management has evaluated subsequent events through October 13, 2021, the date on which the consolidated financial statements were available to be issued. -18-

CENTURY GAMING, INC.
SCHEDULE I
CONSOLIDATING BALANCE SHEET
JUNE 30, 2021

	Century	United Coin	Grand Vision	Eliminations	Consolidated
Assets					
Current Assets:					
Cash and cash equivalents	$ 17,947,545	$ 13,376,587	$ 2,482,384	$ -	$ 33,806,516
Accounts receivable, net of allowance for doubtful accounts	2,742,234	690,539	3,345,955	(652,708)	6,126,020
Advances and notes receivable, current	150,000	80,381	383,856	-	614,237
Inventory	754,607	1,158,823	3,659,624	-	5,573,054
Prepaid expenses and other	1,742,518	672,318	96,623	-	2,511,459
Total Current Assets	23,336,904	15,978,648	9,968,442	(652,708)	48,631,286
Advances and notes receivable, net of allowance for doubtful accounts	-	-	-	-	-
Property and equipment, net	14,572,687	3,234,665	512,649	-	18,320,001
Intangible assets, net	7,327,904	718,915	538,369	-	8,585,188
Goodwill	14,680,693	-	-	-	14,680,693
Intercompany receivable	32,125,000	-	-	(32,125,000)	-
Interest in subsidiary	7,877,399	-	-	(7,877,399)	-
Deferred taxes	2,385,416	-	-	-	2,385,416
Total Assets	$ 102,306,003	$ 19,932,228	$ 11,019,460	$ (40,655,107)	$ 92,602,584
Liabilities and Stockholders' (Deficit)					
Current Liabilities:					
Accounts payable	$ 2,046,878	$ 911,412	$ 2,689,503	$ (652,708)	$ 4,995,085
Accrued expenses	6,034,162	144,603	376,102	-	6,554,867
Current maturities of long-term debt	68,200,847	160,912	19,340	-	68,381,099
Intercompany payable	-	32,125,000	-	(32,125,000)	-
Total Current Liabilities	76,281,887	33,341,927	3,084,945	(32,777,708)	79,931,051
Obligation interest in subsidiary	13,937,725	-	-	(13,937,725)	-
Deferred taxes	-	528,027	-	-	528,027
Long-term debt, less current portion	53,575,160	-	57,115	-	53,632,275
Total Liabilities	143,794,772	33,869,954	3,142,060	(46,715,433)	134,091,353
Stockholders' (Deficit)					
Common stock	2,651,094	25,000	-	(25,000)	2,651,094
Additional paid-in capital	4,323,071	-	-	-	4,323,071
Less: Treasury stock	(550,000)	-	-	-	(550,000)
Accumulated (deficit)	(47,912,934)	(13,962,726)	7,877,400	6,085,326	(47,912,934)
Total Stockholders' (Deficit)	(41,488,769)	(13,937,726)	7,877,400	6,060,326	(41,488,769)
Total Liabilities and Stockholders' (Deficit)	$ 102,306,003	$ 19,932,228	$ 11,019,460	$ (40,655,107)	$ 92,602,584

See independent auditors' report on supplementary information

-19-

CENTURY GAMING, INC.
SCHEDULE I
CONSOLIDATING BALANCE SHEET
JUNE 30, 2020

	Century	United Coin	Grand Vision	Eliminations	Consolidated
Assets					
Current Assets:					
Cash and cash equivalents	$ 9,425,898	$ 9,020,761	$ 1,098,480	$ -	$ 19,545,139
Accounts receivable, net of allowance for doubtful accounts	2,834,743	1,013,560	2,551,705	(176,519)	6,223,489
Advances and notes receivable, current	270,000	147,444	192,681	-	610,125
Inventory	329,635	858,762	4,318,877	-	5,507,274
Prepaid expenses and other	1,567,909	911,216	273,906	-	2,753,031
Total Current Assets	14,428,185	11,951,743	8,435,649	(176,519)	34,639,058
Advances and notes receivable, net of allowance for doubtful accounts	60,000	27,994	52,991	-	140,985
Property and equipment, net	15,823,230	2,954,635	628,165	-	19,406,030
Intangible assets, net	9,160,193	880,441	594,530	-	10,635,164
Goodwill	14,680,693	-	-	-	14,680,693
Intercompany receivable	33,125,000	-	-	(33,125,000)	-
Interest in subsidiary	5,425,447	-	-	(5,425,447)	-
Deferred taxes	3,647,430	-	-	-	3,647,430
Total Assets	$ 96,350,178	$ 15,814,813	$ 9,711,335	$ (38,726,966)	$ 83,149,360
Liabilities and Stockholders' (Deficit)					
Current Liabilities:					
Accounts payable	$ 2,045,759	$ 510,419	$ 3,343,680	$ (176,519)	$ 5,723,339
Accrued expenses	4,449,930	(878,388)	278,183	-	3,849,725
Current maturities of long-term debt	3,169,504	953,883	268,811	-	4,392,198
Intercompany payable	-	33,125,000	-	(33,125,000)	-
Total Current Liabilities	9,665,193	33,710,914	3,890,674	(33,301,519)	13,965,262
Obligation interest in subsidiary	19,260,758	-	-	(19,260,758)	-
Deferred taxes	-	582,059	-	-	582,059
Long-term debt, less current portion	117,534,011	782,598	395,214	-	118,711,823
Total Liabilities	146,459,962	35,075,571	4,285,888	(52,562,277)	133,259,144
Stockholders' (Deficit)					
Common stock	2,651,094	25,000	-	(25,000)	2,651,094
Additional paid-in capital	4,323,071	-	-	-	4,323,071
Less: Treasury stock	(550,000)	-	-	-	(550,000)
Accumulated (deficit)	(56,533,949)	(19,285,758)	5,425,447	13,860,311	(56,533,949)
Total Stockholders' (Deficit)	(50,109,784)	(19,260,758)	5,425,447	13,835,311	(50,109,784)
Total Liabilities and Stockholders' (Deficit)	$ 96,350,178	$ 15,814,813	$ 9,711,335	$ (38,726,966)	$ 83,149,360

See independent auditors' report on supplementary information

-20-

CENTURY GAMING, INC.
SCHEDULE II
CONSOLIDATING STATEMENT OF INCOME AND RETAINED (DEFICIT)
YEAR ENDED JUNE 30, 2021

	Century	United Coin	Grand Vision	Eliminations	Consolidated
Revenue					
Net win from gaming devices	$ 114,608,874	$ 97,686,865	$ -	$ -	$ 212,295,739
Proprietary game fees	5,019,720	1,253,579	-	-	6,273,299
Sales	-	25,740	13,555,514	-	13,581,254
Other revenue	5,040,646	5,340,513	215,727	-	10,596,886
Total Revenue	124,669,240	104,306,697	13,771,241	-	242,747,178
Costs of Revenue					
Gaming device locations' rents and participation costs	76,664,672	83,036,090	-	-	159,700,762
Other gaming device route operation costs	19,422,645	1,148,426	-	-	20,571,071
Cost of goods sold	-	12,091	6,549,411	-	6,561,502
Selling, general and administrative	12,928,823	12,174,843	4,938,700	-	30,042,366
Depreciation and amortization	6,489,325	1,214,353	401,579	-	8,105,257
Total Costs and Expenses	115,505,465	97,585,803	11,889,690	-	224,980,958
Income from Operations	9,163,775	6,720,894	1,881,551	-	17,766,220
Other Income (Expense)					
Interest income	2,939,125	7,125	5,414	(2,919,452)	32,212
Interest expense	(11,398,222)	(2,925,709)	(4,012)	2,919,452	(11,408,491)
Equity in income (loss) of subsidiaries	7,774,985	-	-	(7,774,985)	-
Other income (expense)	1,403,916	1,466,690	569,000	-	3,439,606
Tax expense	(1,262,564)	54,032	-	-	(1,208,532)
Total Other Expense	(542,760)	(1,397,862)	570,402	(7,774,985)	(9,145,205)
Net Income (Loss)	8,621,015	5,323,032	2,451,953	(7,774,985)	8,621,015
Retained (Deficit), Beginning of Period	(56,533,949)	(19,285,758)	5,425,447	13,860,311	(56,533,949)
Retained (Deficit), End of Period	$ (47,912,934)	$ (13,962,726)	$ 7,877,400	$ 6,085,326	$ (47,912,934)

See independent auditors' report on supplementary information

-21-

CENTURY GAMING, INC.
SCHEDULE II
CONSOLIDATING STATEMENT OF INCOME AND RETAINED (DEFICIT)
YEAR ENDED JUNE 30, 2020

	Century	United Coin	Grand Vision	Eliminations	Consolidated
Revenue					
Net win from gaming devices	$ 91,757,251	$ 67,815,997	$ -	$ -	$ 159,573,248
Proprietary game fees	4,386,299	874,832	-	-	5,261,131
Sales	-	36,995	11,427,513	-	11,464,508
Other revenue	3,348,689	4,727,605	260,335	-	8,336,629
Total Revenue	99,492,239	73,455,429	11,687,848	-	184,635,516
Costs of Revenue					
Gaming device locations' rents and participation costs	61,217,338	58,412,930	-	-	119,630,268
Other gaming device route operation costs	14,854,680	951,793	-	-	15,806,473
Cost of goods sold	-	18,117	7,795,103	-	7,813,220
Selling, general and administrative	12,348,535	11,221,482	5,241,886	-	28,811,903
Depreciation and amortization	5,761,192	1,402,256	358,566	-	7,522,014
Total Costs and Expenses	94,181,745	72,006,578	13,395,555	-	179,583,878
Income from Operations	5,310,494	1,448,851	(1,707,707)	-	5,051,638
Other Income (Expense)					
Interest income	3,071,172	11,926	5,441	(3,052,590)	35,949
Interest expense	(11,615,640)	(2,983,935)	(104,741)	3,052,590	(11,651,726)
Equity in income (loss) of subsidiaries	(3,389,022)	-	-	3,389,022	-
Other income (expense)	(106,104)	(204)	-	-	(106,308)
Tax expense	523,195	(58,653)	-	-	464,542
Total Other Expense	(11,516,399)	(3,030,866)	(99,300)	3,389,022	(11,257,543)
Net Income (Loss)	(6,205,905)	(1,582,015)	(1,807,007)	3,389,022	(6,205,905)
Retained (Deficit), Beginning of Period	(50,328,044)	(17,703,743)	7,232,454	10,471,289	(50,328,044)
Retained (Deficit), End of Period	$ (56,533,949)	$ (19,285,758)	$ 5,425,447	$ 13,860,311	$ (56,533,949)

See independent auditors' report on supplementary information

-22-

CENTURY GAMING, INC.
SCHEDULE III
CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2021

	Century	United Coin	Grand Vision	Eliminations	Consolidated
Cash Flows from Operating Activities:					
Net income (loss)	$ 8,621,015	$ 5,323,032	$ 2,451,953	$ (7,774,985)	$ 8,621,015
Adjustments to reconcile net income (loss) to net cash from operating activities:					
Depreciation and amortization	6,489,325	1,214,353	401,579	-	8,105,257
Provision for bad debt	-	(20,407)	-	-	(20,407)
(Gain) loss on disposition of assets	(33,916)	(4,690)	-	-	(38,606)
Debt forgiveness of PPP loans	(1,370,000)	(1,397,000)	(569,000)	-	(3,336,000)
Non-cash interest expense added to debt principal	5,790,946	-	-	-	5,790,946
Equity in income (loss) of subsidiaries	(7,774,985)	-	-	7,774,985	-
Change in operating assets and liabilities:					
Accounts receivable	92,509	343,428	(794,250)	-	(358,313)
Advances and notes receivable	120,000	67,063	(191,175)	-	(4,112)
Inventory	(424,972)	(300,061)	659,253	-	(65,780)
Prepaid expenses and other current assets	(174,609)	238,898	177,283	-	241,572
Accounts payable	1,119	400,993	(654,177)	-	(252,065)
Accrued expenses	1,584,232	1,022,991	97,919	-	2,705,142
Deferred taxes	1,262,014	(54,032)	-	-	1,207,982
Net Cash from Operating Activities	14,182,678	6,834,568	1,579,385	-	22,596,631
Cash Flows from Investing Activities:					
Purchase of fixed and intangible assets	(3,378,027)	(1,340,201)	(229,902)	-	(4,948,130)
Proceeds from the sale of assets	5,450	12,034	-	-	17,484
Net proceeds or repayment from notes receivable	60,000	27,994	52,991	-	140,985
Net Cash from Investing Activities	(3,312,577)	(1,300,173)	(176,911)	-	(4,789,661)
Cash Flows from Financing Activities					
Proceeds from notes payable	156,686	386,188	-	-	542,874
Payments on notes payable	(3,505,140)	(564,757)	(18,570)	-	(4,088,467)
Intercompany advances	1,000,000	(1,000,000)	-	-	-
Net Cash from Financing Activities	(2,348,454)	(1,178,569)	(18,570)	-	(3,545,593)
Change in Cash and Cash Equivalents	8,521,647	4,355,826	1,383,904	-	14,261,377
Cash and Cash Equivalents, Beginning of Period	9,425,898	9,020,761	1,098,480	-	19,545,139
Cash and Cash Equivalents, End of Year	$ 17,947,545	$ 13,376,587	$ 2,482,384	$ -	$ 33,806,516
Supplemental Disclosures					
Cash paid for interest	$ 6,283,306	$ 2,925,709	$ 4,012	$ (2,919,452)	$ 6,293,575

See independent auditors' report on supplementary information

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CENTURY GAMING, INC.
SCHEDULE III
CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2020

	Century	United Coin	Grand Vision	Eliminations	Consolidated
Cash Flows from Operating Activities:					
Net income (loss)	$ (6,205,905)	$ (1,582,015)	$ (1,807,007)	$ 3,389,022	$ (6,205,905)
Adjustments to reconcile net (loss) to net cash from operating activities:					
Depreciation and amortization	5,761,192	1,402,256	358,566	-	7,522,014
Provision for bad debt	(10,995)	(19,385)	(270)	-	(30,650)
(Gain) loss on disposition of assets	106,104	204	-	-	106,308
Non-cash interest expense added to debt principal	2,061,813	-	-	-	2,061,813
Equity in net loss of subsidiaries	3,389,022	-	-	(3,389,022)	-
Change in operating assets and liabilities:					
Accounts receivable	(658,470)	(531,095)	2,184,423	-	994,858
Advances and notes receivable	(135,000)	(24,482)	65,762	-	(93,720)
Inventory	460,643	(148,546)	666,042	-	978,139
Prepaid expenses and other current assets	(68,370)	(126,717)	(61,266)	-	(256,353)
Accounts payable	1,009,118	(3,078)	(16,108)	-	989,932
Accrued expenses	(423,571)	(1,009,181)	53,784	-	(1,378,968)
Deferred taxes	(523,345)	58,653	-	-	(464,692)
Net Cash from Operating Activities	4,762,236	(1,983,386)	1,443,926	-	4,222,776
Cash Flows from Investing Activities:					
Purchase of fixed and intangible assets	(4,550,931)	(541,114)	(225,372)	-	(5,317,417)
Proceeds from the sale of assets	23,857	7,346	-	-	31,203
Net proceeds or repayment from notes receivable	135,000	90,008	23,552	-	248,560
	(4,392,074)	(443,760)	(201,820)	-	(5,037,654)
Cash Flows from Financing Activities					
Proceeds from notes payable	4,152,425	1,397,000	610,091	-	6,159,516
Payments on notes payable	(1,935,643)	(539,183)	(15,575)	-	(2,490,401)
Intercompany advances	1,300,000	(500,000)	(800,000)	-	-
Net Cash from Financing Activities	3,516,782	357,817	(205,484)	-	3,669,115
Change in Cash and Cash Equivalents	3,886,944	(2,069,329)	1,036,622	-	2,854,237
Cash and Cash Equivalents, Beginning of Year	5,538,954	11,090,090	61,858	-	16,690,902
Cash and Cash Equivalents, End of Year	$ 9,425,898	$ 9,020,761	$ 1,098,480	$ -	$ 19,545,139
Supplemental Disclosures					
Cash paid for interest	$ 8,813,586	$ 2,983,935	$ 104,741	$ (3,052,590)	$ 8,849,672

See independent auditors' report on supplementary information

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